Exhibit 16.1

September 21, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by HiTech Minerals, Inc. under the heading “Change in Certifying Accountant” in Amendment No. 3 to the Registration Statement on Form S-4 of US Elemental Inc. We agree with the statements concerning our firm contained therein. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

/s/ Assure CPA, LLC
Assure CPA, LLC
Spokane, Washington